                                                                    EXHIBIT 12.1

                                  LIN TV CORP.

      STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (in thousands)


                                                                                                           LIN TV CORP.
                                                                 -------------------------------------------------------------------
                                                                   NINE MONTHS ENDED
                                                                     SEPTEMBER 30                   YEAR ENDED DECEMBER 31
                                                                 ---------------------        ----------------------------------
                                                                   2003         2002            2002         2001         2000
                                                                 --------     --------        --------     --------     --------
    Income (loss) from continuing operations before
    provision for (benefit from) income taxes,
    extraordinary item, cumulative effect of change
    in accounting principle and distributed income
    of equity investees                                          $(39,337)    $ (6,429)       $  7,204     $(82,121)    $(33,428)
                                                                 ========     ========        ========     ========     ========
    Fixed charges:

         Interest expense, including amortization of
         deferred financing costs and discounts                    48,182       72,691          95,775       97,646       92,868

         Portion of rental expense representing a
         reasonable approximation of the interest
         factor on operating leases                                   369          358             461          445          396
                                                                 --------     --------        --------     --------     --------
             Total fixed charges                                 $ 48,551     $ 73,049        $ 96,236     $ 98,091     $ 93,264
                                                                 ========     ========        ========     ========     ========
    Income (loss) from continuing operations before
    provision for (benefit from) income taxes,
    extraordinary item, cumulative effect of change
    in accounting principle, distributed income of
    equity investees and fixed charges                           $  9,214     $ 66,620        $103,440     $ 15,970     $ 59,836
                                                                 ========     ========        ========     ========     ========
    Ratio of earnings to fixed charges                                 (1)          (1)           1.1x           (1)          (1)
                                                                 ========     ========        ========     ========     ========



                                                                         LIN TV CORP.               PREDECESSOR
                                                               ---------------------------------  -----------------
                                                                                 PERIOD FROM
                                                                                  MARCH 3 -         PERIOD FROM
                                                                                 DECEMBER 31,       JANUARY 1 -
                                                                   1999              1998          MARCH 2, 1998
                                                                -----------      ------------      -------------
    Income (loss) from continuing operations before
    provision for (benefit from) income taxes,
    extraordinary item, cumulative effect of change
    in accounting principle and distributed income
    of equity investees                                           $(37,065)        $(30,911)              966
                                                                  ========         ========             =====
    Fixed charges:

         Interest expense, including amortization of
         deferred financing costs and discounts                     68,689           53,576             2,764

         Portion of rental expense representing a
         reasonable approximation of the interest
         factor on operating leases                                    329              367                33
                                                                  --------         --------            ------
             Total fixed charges                                  $ 69,018         $ 53,943            $2,797
                                                                  ========         ========            ======
    Income (loss) from continuing operations before
    provision for (benefit from) income taxes,
    extraordinary item, cumulative effect of change
    in accounting principle, distributed income of
    equity investees and fixed charges                            $ 31,953         $ 23,032            $3,763
                                                                  ========         ========            ======
    Ratio of earnings to fixed charges                            $     (1)        $     (1)           $ 1.3x
                                                                  ========         ========            ======





(1) LIN TV earnings were insufficient to cover fixed charges by $39.3 million and $6.4 million for the nine month periods ended September 30, 2003 and 2002, respectively, $82.1 million, $33.4 million and $37.1 million for the fiscal years ended December 31, 2001, 2000 and 1999, respectively, and $30.9 million for the period from March 3, 1998 to December 31, 1998.